Exhibit 99.01

For Immediate Release

Investor Contact:	Neil Kerman
Vice President Corporate Finance
(781) 401-7152

Media Contact:	Denise Kaigler
Senior Vice President
Chief Communications Officer
(781) 401-7869

REEBOK REPORTS  SECOND QUARTER 2005 EARNINGS

Canton, MA, July 21, 2005 — Reebok International Ltd. (NYSE:RBK) today reported net income for the second quarter ended June 30, 2005 of $37 million, or $.60 per diluted share, an earnings per share increase of 71% when compared to net income of $22 million, or $.35 per diluted share for the second quarter of 2004.  The second quarter 2004 results contain a one-time after-tax earnings charge of approximately $7 million or $.11 per diluted share, resulting from the early redemption of the Company’s $250 million 4.25% convertible debentures.

Net sales for the 2005 second quarter were $876 million, an increase of 8% from 2004’s second quarter net sales of $814 million. On a constant dollar basis, second quarter sales increased approximately 6% over the prior year’s second quarter sales.  For the Reebok Brand, worldwide sales in the 2005 second quarter increased 9% to $740 million compared to 2004’s second quarter sales of $681 million.  The acquisition of The Hockey Company, effective on June 30, 2004, favorably impacted sales comparisons as did foreign currency exchange rate fluctuations.  The Hockey Company sales, which were $48 million in the second quarter of 2005, are included in the reported sales of the Reebok Brand.

In the U.S., sales for the Reebok Brand (including The Hockey Company) increased 6% in the second quarter as compared with 2004’s second quarter.  Reebok’s U.S. footwear sales in the second quarter were $281 million, an increase of 1% when compared with 2004’s second quarter U.S. footwear sales of $279 million. The Company’s international sales of Reebok branded products amounted to $350 million in the quarter, an increase of 12% over 2004’s second quarter sales.  On a constant dollar basis, second quarter international sales increased approximately 8% over the prior year’s second quarter sales.

Sales for the Company’s other brands; Rockport, The Greg Norman Collection and Ralph Lauren Footwear were $136 million in the second quarter of 2005 compared with 2004’s second quarter sales of $133 million, an increase of 2%.

The Company reported that its total worldwide backlog of open customer orders scheduled for delivery from July 2005 through December 2005 for the Reebok Brand (including The Hockey Company) increased about 1% from the prior year’s comparable amount.

Paul Fireman, the Company’s Chairman and Chief Executive Officer said, “Our second quarter and six month financial results were in line with our overall financial targets. One of our key financial objectives, long-term, is to improve the operating margins of our Company.  We accomplished this during the second quarter.  During the quarter, we were able to increase our revenues and improve our operating margins despite some challenging retail conditions in certain of our key markets. In addition, we continued the rollout of our new Reebok advertising campaign under the umbrella of “I am what I am”.  As I stated last quarter, this is our largest global integrated marketing and advertising campaign in nearly a decade.  Our total advertising and marketing spend has increased during the first six months of 2005 in order to support this campaign.  Our research indicates that our advertising is being received as both relevant and aspirational by our target consumers and it is raising our Brand awareness.  The campaign is also assisting us in aligning with athletes and entertainers who identify with the campaign and want to be a part of it.  We also believe that the campaign is beginning to positively impact our target consumers’ intent to purchase.  Under this one Brand umbrella we are effectively and efficiently marketing our Performance, Classic and Rbk platforms,” Fireman stated.

“On the product front, we generated strong sales increases on Reebok Performance footwear products on a worldwide basis. We are clearly seeing a shift to more technical performance products, particularly in the U.S. market.  During the quarter, Reebok sales of Performance footwear products increased by 24% on a worldwide basis.  Two Performance product categories that are critical to our long-term growth strategy are basketball and running and both of these categories reported double-digit sales increases in the quarter.  Footwear technology also continues to play an important role in our performance positioning.  This quarter we introduced our newest Pump technology that we refer to as Pump 2.0.  Pump 2.0 which is our new self-inflating technology will be featured across multiple categories during the second half of the year, including running and basketball for both men and women,” Fireman said.  “During the second half of 2005 and into 2006 and beyond we plan to introduce several new evolutions of our self-inflating, self-regulating Pump technology, and Pump products along with other new technology products will increase as a percentage of our overall footwear business.”

2

“Our Rbk platform continues to evolve into a broader initiative across multiple categories for both men and women.  We will be launching a new line of Rbk fashion Classic product specifically for women during 2006.  We also intend to market additional music products pertaining to new associations with selected music icons, thereby broadening the number of collections and marketing themes that we bring to retail.  In addition, we plan to expand the distribution of this product into additional retail doors in order to place the product where this consumer shops.  Our Rbk products and related marketing are reaching our target consumers in an effective way and we believe we can continue to grow this segment of our business on a worldwide basis,” Fireman added.

“During the quarter and for the six month period, worldwide sales of Reebok Classic footwear product grew.  In Europe, Asia and Latin America, sales of Classic footwear products increased strong double-digits during the first six months of 2005, and the Classic silhouettes continue to perform well at retail.  In the U.S., where the market has turned more towards technical performance products, sales of Classic footwear products did decline,” Fireman noted.

 The Company’s other brands; Rockport and The Greg Norman Collection continued to improve their operating performance in the quarter.  The Rockport Brand has introduced several new collections to retail such as I.Travel, Walk-Dry and new women’s dress and casual collections.  Much of the product is trend right, contains the engineered comfort and fit that is Rockport’s heritage and is being sold at higher average selling prices at retail.  Also during the quarter, Rockport had lower closeout sales and this resulted in higher selling and operating margins for the Company.  As a result of Rockport’s new product offerings and their performance at retail, they are beginning to expand their men’s collections in existing distribution and increasing the number of retail destinations for the new women’s products, particularly in the better department store channel of distribution.  And our Greg Norman Brand turned in another solid performance this quarter with double-digit growth in both the golf and department store divisions.  This is the tenth consecutive quarter of double-digit sales growth for our Greg Norman Brand,” Fireman added.

The Company reported that its gross margin for the second quarter of 2005 was 40.6%, an improvement of 150 basis points when compared with the gross margin of 39.1% in the second quarter of 2004. “For the quarter, our margins improved in both the U.S. and internationally.  Most of the improvement came from our international markets,” Fireman said.

3

Accounts receivable at June 30, 2005 was $670 million compared to $623 million a year ago. Worldwide inventories at June 30, 2005 totaled $541 million compared to $539 million a year ago.   “Excluding the impact of currency, our accounts receivable increased about $40 million or 6%,” Fireman said.

The Company noted that it completed the sale of its Polo Ralph Lauren Footwear Company effective July 15th, 2005.  “As we noted when we originally announced on May 23, 2005 our agreement to sell Ralph Lauren Footwear Co., we will be updating our earnings guidance during our regularly scheduled second quarter earnings teleconference call at 10:30 a.m. this morning,” Fireman added.

“In summary, from a strategic point of view, one of our key goals, long-term is to improve the operating margins of the Company. We believe that our operating margins will improve in 2005, while at the same time we are continuing to invest in advertising, marketing and product initiatives,” Fireman concluded.

This release includes forward-looking statements about the Company and its sales, revenues, earnings, spending, margins, cash flow, future orders, inventory, products, actions, plans, strategies, objectives and guidance with respect to the Company’s future operating results. These statements are based on our current expectations and are subject to certain risks and uncertainties that could cause the Company’s actual results to vary materially from the results discussed in those forward-looking statements. The Company assumes no obligation to update any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.  Factors that might cause such differences include — but are not limited to — the following: economic conditions in the Company’s major markets; competition; shifts in consumer preferences; the ability to maintain advantageous licenses with the Company’s licensors; risks associated with the Company’s international sales, distribution and manufacturing; increases in raw material prices; the Company’s ability to manage and forecast its growth and inventories; the loss of significant customers or suppliers; the effect of currency fluctuations; and other factors mentioned or incorporated by reference in this release and in the Company’s 2004 Annual Report on Form 10-K and quarterly reports on Form 10-Q, all of which are on file at the SEC.  With respect to any statements concerning future orders, the Company’s backlog position is not necessarily indicative of future sales because a significant portion of our business, including sales by Company-owned retail stores, Rockport and Greg Norman are not included in the open orders.  In addition, many markets are not included in open orders since sales are made by independent distributors.  Finally, many orders may be cancelled, currency may fluctuate and the ratio of future orders to “at once” shipments may vary from year to year.  During our earnings call we may also discuss non-GAAP financial information.  The reconciliation of the comparable GAAP information and other analytical information will be available on our website at www.reebok.com.

[Table follows]

4

Reebok International Ltd.

Financial Summary

	Three months ended June 30,
	2005	2004

Net sales	$876,235,000	$813,565,000
Net income (1)	$37,088,000	$21,752,000
Average basic shares	59,775,000	59,652,000
Average diluted shares (2)	62,632,000	65,655,000
Basic earnings per share (1)	$0.62	$0.36
Diluted earnings per share (1)	$0.60	$0.35

	Six months ended June 30,
	2005	2004

Net sales	$1,801,271,000	$1,645,425,000
Net income (1)	$80,317,000	$62,857,000
Average basic shares	59,409,000	59,666,000
Average diluted shares (2)	62,341,000	67,039,000
Basic earnings per share (1)	$1.35	$1.05
Diluted earnings per share (1)	$1.29	$0.98

(1)          Includes the effect of a one-time after-tax earnings charge in May 2004 of $7,108 (or $.11 per share) resulting from the early redemption of the Company’s $250 million 4.25% Convertible Debentures.

(2)          Assumes conversion of $53.2 million of convertible debt into 1,037,846 shares of Reebok common stock from May 1, 2004 and the conversion of convertible debt into 6,483,402 shares of Reebok common stock through the Redemption date of 5/17/04.

Reebok International Ltd., headquartered in Canton, MA, is a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment under the Reebok, Rockport, CCM, JOFA, KOHO and Greg Norman Brands.   Sales for 2004 totaled approximately $3.8 billion.

###

5

Reebok International Ltd

THREE MONTHS ENDED JUNE 30,

(Amounts in millions except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	2005	2004

Net sales	$876.2	$813.6
Cost of sales	520.6	495.8
Gross Margin	355.6	317.8
% of Net sales	40.6%	39.1%
Selling, general and administrative expenses	299.1	271.1
% of Net sales	34.1%	33.3%
Interest expense, net	2.6	1.6
Other expenses, net	1.5	3.0
Loss on extinguishment of debt (1)	—	10.2
Income before income taxes and minority interest	52.4	31.9
% of Net sales	6.0%	3.9%
Income taxes	15.0	9.7
Income before minority interest	37.4	22.2
Minority interest	0.3	0.4
Net income	$37.1	$21.8

Basic earnings per share	$0.62	$0.36
Diluted earnings per share (2)	$0.60	$0.35

Average basic shares	59,775	59,652
Average diluted shares (2)	62,632	65,655

(1)       In 2004, Costs related to the early redemption of the Company’s $250.0 million 4.25%  Convertible Debentures

(2)       Assumes conversion of $53.2 million of convertible debt into 1,037,846 shares of Reebok Common Stock from May 1,2004 and assumes conversion of convertible debt into 6,483,402 shares of Reebok Common Stock through the redemption date of May 17, 2004.

Reebok International Ltd

SIX MONTHS ENDED JUNE 30,

(Amounts in millions except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	2005	2004

Net sales	$1,801.3	$1,645.4
Cost of sales	1,072.7	993.5
Gross Margin	728.6	651.9
% of Net sales	40.4%	39.6%
Selling, general and administrative expenses	603.0	537.2
% of Net sales	33.5%	32.6%
Interest expense, net	5.3	5.2
Other expenses, net	2.7	4.8
Loss on extinguishment of debt (1)	—	10.2
Income before income taxes and minority interest	117.6	94.5
% of Net sales	6.5%	5.7%
Income taxes	34.6	28.8
Income before minority interest	83.0	65.7
Minority interest	2.7	2.8
Net income	$80.3	$62.9

Basic earnings per share	$1.35	$1.05
Diluted earnings per share (2)	$1.29	$0.98

Average basic shares	59,409	59,666
Average diluted shares (2)	62,341	67,039

(1)       In 2004, Costs related to the early redemption of the Company’s $250.0 million 4.25%  Convertible Debentures

(2)       Assumes conversion of $53.2 million of convertible debt into 1,037,846 shares of Reebok Common Stock from May 1,2004 and assumes conversion of convertible debt into 6,483,402 shares of Reebok Common Stock through the redemption date of May 17, 2004.

Reebok International Ltd

COMPARATIVE SALES ANALYSIS

THREE MONTHS ENDED JUNE 30,

(Amounts in millions except per share data)

REPORTED DOLLARS	2005	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$281.2	$279.3	0.7%
U.S.A - Apparel	109.2	89.6	21.9%
	390.4	368.9	5.8%

International - Footwear	210.4	171.4	22.8%
International - Apparel	139.3	140.7	-1.0%
	349.7	312.1	12.0%

Reebok Worldwide - Footwear	491.6	450.7	9.1%
Reebok Worldwide - Apparel	248.5	230.3	7.9%
	740.1	681.0	8.7%

Rockport	85.6	88.0	-2.7%
Other Brands	50.5	44.6	13.2%

Total Company	$876.2	$813.6	7.7%

Footwear	$604.1	$563.2	7.3%
Apparel	272.1	250.4	8.7%
Total Company	$876.2	$813.6	7.7%

CONSTANT DOLLARS	2005	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$281.2	$279.3	0.7%
U.S.A - Apparel	109.2	89.6	21.9%
	390.4	368.9	5.8%

International - Footwear	210.4	177.4	18.6%
International - Apparel	139.3	146.5	-4.9%
	349.7	323.9	8.0%

Reebok Worldwide - Footwear	491.6	456.7	7.6%
Reebok Worldwide - Apparel	248.5	236.1	5.3%
	740.1	692.8	6.8%

Rockport	85.6	89.4	-4.3%
Other Brands	50.5	44.9	12.5%

Total Company	$876.2	$827.1	5.9%

Footwear	604.1	$570.7	5.9%
Apparel	272.1	256.4	6.1%
Total Company	$876.2	$827.1	5.9%

Reebok International Ltd

COMPARATIVE SALES ANALYSIS

SIX MONTHS ENDED JUNE 30,

(Amounts in millions except per share data)

REPORTED DOLLARS	2005	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$553.9	$540.0	2.6%
U.S.A - Apparel	222.8	187.4	18.9%
	776.7	727.4	6.8%

International - Footwear	441.6	360.6	22.5%
International - Apparel	305.0	289.8	5.2%
	746.6	650.4	14.8%

Reebok Worldwide - Footwear	995.5	900.6	10.5%
Reebok Worldwide - Apparel	527.8	477.2	10.6%
	1,523.3	1,377.8	10.6%

Rockport	175.7	175.0	0.4%
Other Brands	102.3	92.6	10.5%

Total Company	$1,801.3	$1,645.4	9.5%

Footwear	$1,229.7	$1,130.6	8.8%
Apparel	571.6	514.8	11.0%
Total Company	$1,801.3	$1,645.4	9.5%

CONSTANT DOLLARS	2005	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$553.9	$540.0	2.6%
U.S.A - Apparel	222.8	187.4	18.9%
	776.7	727.4	6.8%

International - Footwear	441.6	377.0	17.1%
International - Apparel	305.0	304.0	0.3%
	746.6	681.0	9.6%

Reebok Worldwide - Footwear	995.5	917.0	8.6%
Reebok Worldwide - Apparel	527.8	491.4	7.4%
	1,523.3	1,408.4	8.2%

Rockport	175.7	177.8	-1.2%
Other Brands	102.3	93.4	9.5%

Total Company	$1,801.3	$1,679.6	7.2%

Footwear	1,229.7	$1,150.3	6.9%
Apparel	571.6	529.3	8.0%
Total Company	$1,801.3	$1,679.6	7.2%

Reebok International Ltd

June 30, 2005

(Amounts in millions)

CONDENSED CONSOLIDATED BALANCE SHEETS

	2005	2004

ASSETS
Cash	$455.6	$501.4
Accounts receivable, net	670.0	623.3
Inventory	541.0	539.4
Other current assets	226.0	181.3
Total current assets	1,892.6	1,845.4

Property and equipment, net	183.4	160.5
Intangibles, net	322.5	282.7
Other non-current assets	75.3	49.3
Total	$2,473.8	$2,337.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Notes payable to banks	$54.1	$15.8
Current portion of long term debt	110.3	152.9
Accounts payable, accrued expenses and income taxes payable	554.6	583.0
Total current liabilities	719.0	751.7

Long term debt, net of current portion	359.7	452.9
Minority interest and other long term liabilities	55.4	35.8

Stockholders’ equity	1,339.7	1,097.5
Total	$2,473.8	$2,337.9

	June 30,
ADDITIONAL FINANCIAL INFORMATION	2005	2004
Working capital	$1,173.6	$1,093.7
Current ratio	2.6	2.5
Days sales outstanding	58	58
Days sales outstanding (excluding The Hockey Company)	54	51
Inventory turns	4.2	4.4
Inventory turns (excluding The Hockey Company)	4.6	4.5
Total borrowings	$524.1	$621.6

Reebok International Ltd

ORDERS SCHEDULED FOR DELIVERY

	Percentage Change 2005/2004
For the period July 1 to December 31,	Reported Dollars		Constant Dollars

U.S.A.:

Footwear	-	7%	-	.7%
Apparel	+	1.0%	+	1.0%

Total Domestic	-	.1%	-	.1%

International

Footwear	-	3.9%	-	4.2%
Apparel	+	7.9%	+	7.6%

Total International	+	1.7%	+	1.4%

Total Reebok Brand

Footwear	-	1.9%	-	2.0%
Apparel	+	4.3%	+	4.2%

Total Reebok Brand	+	.6%	+	.5%

Reebok International Ltd

RECONCILIATION OF REPORTED TO CONSTANT DOLLAR SALES

(Amounts in millions except per share data)

THREE MONTHS ENDED JUNE 30,	2005	2004	2005/2004

Reported Dollars:
Footwear	$604.1	$563.2	7.3%
Apparel	272.1	250.4	8.7%
Total Company	876.2	813.6	7.7%

Effect of Change in Foreign Currency Translation:
Footwear	—	7.5
Apparel	—	6.0
	—	13.5
Constant Dollars:
Footwear	604.1	570.7	5.9%
Apparel	272.1	256.4	6.1%
Total Company	$876.2	$827.1	5.9%

SIX MONTHS ENDED JUNE 30,	2005	2004	2005/2004

Reported Dollars:
Footwear	$1,229.7	$1,130.6	8.8%
Apparel	571.6	514.8	11.0%
Total Company	1,801.3	1,645.4	9.5%

Effect of Change in Foreign Currency Translation:
Footwear	—	19.7
Apparel	—	14.5
	—	34.2
Constant Dollars:
Footwear	1,229.7	1,150.3	6.9%
Apparel	571.6	529.3	8.0%
Total Company	1,801.3	1,679.6	7.2%

Accounts receivable, net
Balance 6/30/04	$623.3

Balance 6/30/05	$670.0
Less:
Effect of currency	(6.9)

663.1

Increase	$39.8
% Increase	6.4%

Reebok International Ltd

COMPARATIVE SALES ANALYSIS

THREE MONTHS ENDED JUNE 30,

(Amounts in millions except per share data)

	2005
REPORTED DOLLARS	As Reported with The Hockey Company	The Hockey Company	Without The Hockey Company	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$281.2	$4.3	$276.9	$279.3	-0.9%
U.S.A - Apparel	109.2	9.2	100.0	89.6	11.6%
	390.4	13.5	376.9	368.9	2.2%

International - Footwear	210.4	9.9	200.5	171.4	17.0%
International - Apparel	139.3	24.9	114.4	140.7	-18.7%
	349.7	34.8	314.9	312.1	0.9%

Reebok Worldwide - Footwear	491.6	14.2	477.4	450.7	5.9%
Reebok Worldwide - Apparel	248.5	34.1	214.4	230.3	-6.9%
	740.1	48.3	691.8	681.0	1.6%

Rockport	85.6	—	85.6	88.0	-2.7%
Other Brands	50.5	—	50.5	44.6	13.2%

Total Company	$876.2	$48.3	$827.9	$813.6	1.8%

Footwear	$604.1	14.2	589.9	563.2	4.7%
Apparel	272.1	34.1	238.0	250.4	-5.0%
Total Company	$876.2	$48.3	$827.9	$813.6	1.8%

	2005
CONSTANT DOLLARS	As Reported with The Hockey Company	The Hockey Company	Without The Hockey Company	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$281.2	$4.3	$276.9	$279.3	-0.9%
U.S.A - Apparel	109.2	9.2	100.0	89.6	11.6%
	390.4	13.5	376.9	368.9	2.2%

International - Footwear	210.4	9.9	200.5	177.4	13.0%
International - Apparel	139.3	24.9	114.4	146.5	-21.9%
	349.7	34.8	314.9	323.9	-2.8%

Reebok Worldwide - Footwear	491.6	14.2	477.4	456.7	4.5%
Reebok Worldwide - Apparel	248.5	34.1	214.4	236.1	-9.2%
	740.1	48.3	691.8	692.8	-0.1%

Rockport	85.6	—	85.6	89.4	-4.3%
Other Brands	50.5	—	50.5	44.9	12.5%

Total Company	$876.2	$48.3	$827.9	$827.1	0.1%

Footwear	604.1	14.2	589.9	570.7	3.4%
Apparel	272.1	34.1	238.0	256.4	-7.2%
Total Company	$876.2	$48.3	$827.9	$827.1	0.1%

Reebok International Ltd

COMPARATIVE SALES ANALYSIS

SIX MONTHS ENDED JUNE 30,

(Amounts in millions except per share data)

	2005
REPORTED DOLLARS	As Reported with The Hockey Company	The Hockey Company	Without The Hockey Company	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$553.9	$6.9	$547.0	$540.0	1.3%
U.S.A - Apparel	222.8	15.1	207.7	187.4	10.8%
	776.7	22.0	754.7	727.4	3.8%

International - Footwear	441.6	14.1	427.5	360.6	18.6%
International - Apparel	305.0	36.4	268.6	289.8	-7.3%
	746.6	50.5	696.1	650.4	7.0%

Reebok Worldwide - Footwear	995.5	21.0	974.5	900.6	8.2%
Reebok Worldwide - Apparel	527.8	51.5	476.3	477.2	-0.2%
	1,523.3	72.5	1,450.8	1,377.8	5.3%

Rockport	175.7	—	175.7	175.0	0.4%
Other Brands	102.3	—	102.3	92.6	10.5%

Total Company	$1,801.3	$72.5	$1,728.8	$1,645.4	5.1%

Footwear	1,229.7	21.0	1,208.7	1,130.6	6.9%
Apparel	571.6	51.5	520.1	514.8	1.0%
Total Company	$1,801.3	$72.5	$1,728.8	$1,645.4	5.1%

	2005
CONSTANT DOLLARS	As Reported with The Hockey Company	The Hockey Company	Without The Hockey Company	2004	Change 2005/2004

Reebok:
U.S.A - Footwear	$553.9	$6.9	$547.0	$540.0	1.3%
U.S.A - Apparel	222.8	15.1	207.7	187.4	10.8%
	776.7	22.0	754.7	727.4	3.8%

International - Footwear	441.6	14.1	427.5	377.0	13.4%
International - Apparel	305.0	36.4	268.6	304.0	-11.6%
	746.6	50.5	696.1	681.0	2.2%

Reebok Worldwide - Footwear	995.5	21.0	974.5	917.0	6.3%
Reebok Worldwide - Apparel	527.8	51.5	476.3	491.4	-3.1%
	1,523.3	72.5	1,450.8	1,408.4	3.0%

Rockport	175.7	—	175.7	177.8	-1.2%
Other Brands	102.3	—	102.3	93.4	9.5%

Total Company	$1,801.3	$72.5	$1,728.8	$1,679.6	2.9%

Footwear	1,229.7	21.0	1,208.7	1,150.3	5.1%
Apparel	571.6	51.5	520.1	529.3	-1.7%
Total Company	$1,801.3	$72.5	$1,728.8	$1,679.6	2.9%

Reebok International Ltd

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Amounts in millions except per share data)

THREE MONTHS ENDED JUNE 30,	2004

Net income	$21.8

Deduct:
Loss on extinguishment of debt (1)	7.1

$28.9

Basic earnings per share	$0.48
Diluted earnings per share	$0.46

Average basic shares	59,652
Average diluted shares	65,655

(1) Costs related to the early redemption of the Company’s $250.0 million 4.25%  Convertible Debentures

TWELVE MONTHS ENDED DECEMBER 31,	2004

Net income	$192.4

Add back:
Loss on extinguishment of debt (1)	7.1

Deduct:
One time tax benefit (2)	(12.0)

$187.5

Basic earnings per share	$3.17
Diluted earnings per share	$2.98

Average basic shares	59,102
Average diluted shares	64,122

(1)       Costs related to the early redemption of the Company’s $250.0 million 4.25%  Convertible Debentures

(2)       Includes a one time tax benefit resulting from new legislation regarding the repatriation of foreign earnings and tax credit carryforwards.

Reebok International Ltd

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(Amounts in millions except per share data)

EARNINGS PER SHARE GUIDANCE
TWELVE MONTHS ENDED DECEMBER 31, 2005

Diluted Earnings per Share - 2004 (excluding one-time unusual items)		$2.98

Guidance for Earnings per Share increase:
Estimated 2005 Earnings per Share Growth, as announced in January 26, 2005
Year-end Teleconference (in the range of 15%)		0.44
Estimated Earnings per Diluted Share - 2005 (in the range of)		3.42

Effect of Sale of Ralph Lauren Footwear (“RLF”):

Estimated Gain on Sale	$0.71
Less earnings in Q3 and Q4 (Based on 2004 second half)	(0.15)
Estimated net effect of Sale of RLF (in the range of):		0.56

Estimated Effect of Expanded Hockey Company Integration Costs		(0.09)

Revised Estimated Earnings per Diluted Share - 2005 (in the range of)		$3.89